UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 9, 2005

NATIONAL INSTRUMENTS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-25426

Delaware	74-1871327
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation)	Identification No.)

11500 North MoPac Expressway, Austin, TX 78759
(Address of Principal Executive Offices, Including Zip Code)

(512) 338-9119
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act( 17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)     On June 9, 2005, National Instruments Corporation (the “Company”) dismissed PricewaterhouseCoopers LLP (“PWC”) as the Company’s independent registered public accounting firm. The decision to dismiss PWC was approved by the Audit Committee of the Board of Directors of the Company.

The reports of PWC on the financial statements of the Company for the years ended December 31, 2004 and 2003 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the years ended December 31, 2004 and 2003 and through June 9, 2005, there have been no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC, would have caused PWC to make reference thereto in its reports on the financial statements of the Company for such years.

During the years ended December 31, 2004 and 2003 and through June 9, 2005, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has furnished a copy of the above disclosures to PWC and has requested that PWC furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above disclosures. A copy of such letter is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b)     The Audit Committee of the Company’s Board of Directors is in the process of selecting a new independent registered public accounting firm.

Item 9.01. Financial Statements and Exhibits.

(C) Exhibit

Exhibit	Description
16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated June 10, 2005.

Signature(s)

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2005	NATIONAL INSTRUMENTS CORPORATION By: /s/ David G. Hugley David G. Hugley Vice President & General Counsel Secretary